Exhibit 3.15

State of Missouri
Rebecca McDowell Cook, Secretary of State
P.O. Box 778, Jefferson City, MO 65102
Corporation Division

Articles of Organization
(Submit in duplicate with filing fee of $105)

1.	The name of the limited liability company is:

	Aztar Missouri Riverboat Gaming Company, L.L.C.	/s/ Rebecca McDowell-Cook
(Must include “Limited Liability Company,” “Limited Company,” “LC,” “L.C.,” “L.L.C.,” or “LLC”)

2.	The purpose(s) for which the limited liability company is organized:
the transaction of any or all lawful business for which a limited liability company may be organized under Section 347.010 to 347.187

3.	The name and address of the limited liability company’s registered agent in Missouri is:

	CT Corporation System,	120 S. Central Ave., Clayton, MO 63105
	Name		Street Address: May not use P.O. Box unless street address also provided City/State/Zip

4.	The management of the limited liability company is vested in one or more managers.		☐ Yes ☒ No

5.	The events, if any, on which the limited liability company is to dissolve or the number of years the limited liability company is to continue, which may be any number or perpetual:
The period of the Company’s duration shall be perpetual or until the Company is dissolved in accordance with the Operating Agreement or the Act.

6.	The name(s) and address(es) of each organizer:

Halpin J. Burke, One Mercantile Center, St. Louis, MO 63101

7.	For tax purposes, is the limited liability company considered a corporation?		☐ Yes ☒ No

8.	The effective date of this document is the date it is filed by the Secretary of State of Missouri, unless you indicate a future date, as follows:

(Date may not be more than 90 days after the filing date in this office)

9.	See attached.

In Affirmation thereof, the facts stated above are true:

/s/ Halpin J. Burke	Halpin J. Burke	Organizer
(Signature)	(Printed Name)

Organizer
(Signature)	(Printed Name)

Organizer
(Signature)	(Printed Name)

ARTICLE IX

Indemnification of Members. and Officers

The Company shall indemnify each person who is or was an organizer, Member or officer of the Company, or of any other corporation or company which he, she or it is serving or served in any capacity at the request of the Company, against any and all liability and reasonable expense that may be incurred by him, her or it in connection with or resulting from any claim, action, suit or proceeding (whether actual or threatened, brought by or in the right of the Company or such other corporation or company or otherwise, civil or criminal, administrative, investigative, or in connection with an appeal relating thereto), in which he, she or it may become involved, as a party or otherwise, by reason of his, her or it being or having been an organizer, Member or officer of the Company or of such other corporation or company, or by reason of any past or future action taken or not taken in his, her or its capacity as such organizer, Member or officer, whether or not he, she or it continues to be such at the time such liability or expense is incurred; provided, that such person acted in good faith, in what he, she or it reasonably believed to be the best interests of the Company or such other corporation or company, as the case may be, and, in addition, in any criminal action or proceedings, had no reasonable cause to believe that his, her or its conduct was unlawful.  As used in this Article IX the terms “liability” and “expense” shall include, but shall not be limited to, attorneys’ fees and disbursements and amounts of judgments, fines or penalties against, and amounts paid in settlement by, an organizer, Member or officer.  Determination of any claim, action, suit or proceeding, civil or criminal, by judgment, settlement (whether with or without court approval) or conviction or upon a plea of guilty or of nolo contendere, or its equivalent, shall not create a presumption that a Member or officer did not meet the standards of conduct set forth in the first sentence of this Article IX.

Any such Member or officer who has been wholly successful, on the merits or otherwise, with respect to any claim, suit or proceeding of the character described herein shall be entitled to indemnification as of right.  Except as provided in the preceding sentence, any indemnification hereunder shall be made at the discretion of the Company, but only if independent legal counsel (who may be regular counsel of the Company) shall deliver to it their written opinion that such organizer, Member of officer has met such standards.

If several claims, issues or matter of action are involved, any such person may be entitled to indemnification as to some matters even though he, she or it is not so entitled as to others.

The Company may advance expenses to, or where appropriate may at its expense undertake defense of, any organizer, Member or officer upon receipt of any undertaking by or on behalf of such person to repay such expenses if it should ultimately be determined that he, she or it is not entitled to indemnification under this Article IX.

The term “Member” as used herein includes any “member” of the Company as that term is defined in the Act, and any director or officer or committee member of any corporate member of the Company, acting on behalf of a corporate member as a Member of the Company.

The rights of indemnification provided hereunder shall be in addition to any rights to which any person concerned may otherwise be entitled by contract or as a matter of law, and shall inure to the benefit of the heirs and personal representative of any such person.

File Number:
LC0027462
Date Filed: 06/11/2007
Robin Carnahan
Secretary of State

State of Missouri

Robin Carnahan, Secretary of State

Corporations Division

P.O. Box 778, 600 W. Main Street, Rm. 322

Jefferson City, MO 65101

Amendment of Articles of Organization

(Submit with filing fee of $25)

1.	The current name of the limited liability company is:

Aztar Missouri Riverboat Gaming Company, L.L.C.

2.	The effective date of this document is the date it is filed by the Secretary of State of Missouri, unless a future date is indicated, as follows:

(Date may not be more than 90 days after the filing date in this Office)

3.	State date of occurrence that required this amendment:	June 11, 2007
Month/Year/Day

4.	The articles of organization are hereby amended as follows:

Article I shall be amended so that said Article shall read as follows:

1. The name of the limited liability company is: IOC-Carutherville, LLC

5.	(Check if applicable) This amendment is required to be filed because:

☐ management of the limited liability company is vested in one or more managers where management had not been so previously vested.

☐ management of the limited liability company is no longer vested in one or more managers where management was previously so vested.

☒ a change in the name of the limited liability company.

☐ a change in the time set forth in the articles of organization for the limited liability company to dissolve.

6.	This amendment is (check either or both):

	☒	authorized under the operating agreement
	☒	required to be filed under the provisions of RSMo Chapter 347

In affirmation thereof, the facts stated above are true:
(The undersigned understand that false statements made in this filing are subject to the penalties provided under Section 575.040, RSMo)

/s/ Gregory D. Guida	Gregory D. Guida	June 11, 2007
Authorized Signature	Printed Name	Date

Authorized Signature	Printed Name	Date

Authorized Signature	Printed Name	Date

Name and address to return filed document:

Name:
State of Missouri
Address:	Amend/Restate — LLC/LP/LLP/LLLP
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City, State and Zip Code:

File Number: 200628312904
LC0027462
Date Filed: 10/05/2006
Robin Carnahan
Secretary of State

State of Missouri

Robin Carnahan, Secretary of State

Corporations Division

P.O. Box 778, 600 W. Main Street, Rm 322

Jefferson City, MO 65101

Amendment of Articles of Organization

(Submit with filing fee of $25)

1.	The current name of the limited liability company is:

Aztar Missouri Riverboat Gaming Company, L.L.C.

2.	The effective date of this document is the date it is filed by the Secretary of State of Missouri, unless a future date is indicated, as follows:

(Date may not be more than 90 days after the filing date in this Office)

3.	State date of occurrence that required this amendment:	September 29, 2006
Month/Year/Day

4.	The articles of organization are hereby amended as follows:

Article Four shall be amended so that said Article shall read as follows:

Article Four. The management of the limited liability company is vested in one or more managers: Yes

5.	(Check if applicable) This amendment is required to be filed because:

☒ management of the limited liability company is vested in one or more managers where management had not been so previously vested.

☐ management of the limited liability company is no longer vested in one or more managers where management was previously so vested.

☐ a change in the name of the limited liability company.

☐ a change in the time set forth in the articles of organization for the limited liability company to dissolve.

6.	This amendment is (check either or both):

	☒	authorized under the operating agreement
	☒	required to be filed under the provisions of RSMo Chapter 347

In affirmation thereof, the facts stated above are true:
(The undersigned understand that false statements made in this filing are subject to the penalties provided under Section 575.040, RSMo)

/s/ Nelson W. Armstrong	Nelson W. Armstrong	September 29, 2006
(Authorized Signature)	(Printed Name)	(Date)

(Authorized Signature)	(Printed Name)	(Date)

(Authorized Signature)	(Printed Name)	(Date)

Name and address to return filed document:

Name: Mary M. Bannister, Esq.	State of Missouri
Address: 101 S. Hanley, Suite 1700
City, State and Zip Code: St. Louis, Missouri 63105	Amend/Restate — LLC/LP/LLP/LLLP
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